UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2023

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Forest Avenue
Palo Alto, California 94301
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Warrants to purchase common stock	HIPO.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2023, Amy Errett informed the Board of Directors (the “Board”) of Hippo Holdings Inc. (the “Company”) of her resignation as a member of the Board, and all of the committees of the Board on which she serves, in each case, effective August 3, 2023. Ms. Errett’s resignation was not due to any disagreement with the Company or any matter related to the Company’s operations, policies, or practices.

To fill the vacancy created by Ms. Errett’s resignation, on July 27, 2023, the Board appointed Mark Schaaf as a Class III director, effective August 3, 2023, for an initial term expiring at the Company’s 2024 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation, disqualification, or removal. The Board also appointed Mr. Schaaf to the Audit, Risk, and Compliance Committee of the Board (the “Audit Committee”), effective November 1, 2023. There are no arrangements or understandings between Mr. Schaaf and any other persons pursuant to which he was elected as a director of the Company, there are no family relationships between Mr. Schaaf and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Company’s Non-Employee Director Compensation Program, Mr. Schaaf will receive annual cash compensation of $60,000 for his service as a member of the Board and annual cash compensation of $10,000 for his service as a member of the Audit Committee (each prorated based on the percentage of days in any quarter during which he does not serve in the applicable position). Additionally, Mr. Schaaf will receive an initial award of restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock valued at $110,000 based on the 30-day closing trading average of a share of the Company’s common stock prior to the date of grant (and prorated for the period from August 3, 2023 until June 7, 2024), which will vest in full on June 7, 2024, subject to his continued service on the Board through the vesting date. Pursuant to the Non-Employee Director Compensation Program, Mr. Schaaf will also be eligible to receive an annual award of RSUs granted after the Company’s next annual meeting of stockholders valued at $110,000 based on the 30-day closing trading average of a share of the Company’s common stock prior to the date of grant, which will vest in full upon the earlier of (i) the first anniversary of the date of grant and (ii) immediately prior to the next annual meeting of stockholders that occurs following the date of grant, subject to his continued service on the Board through the vesting date. In the event of a change in control (as defined in the Company’s 2021 Incentive Award Plan), all equity awards held by Mr. Schaaf will accelerate in full.

Mr. Schaaf will enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 1, 2023

HIPPO HOLDINGS, INC.

By:	/s/ STEWART ELLIS
Stewart Ellis
Chief Financial Officer